BOWATER INCORPORATED



                             TRUST COMPANY BANK, as Depositary



                                           and


                             THE HOLDERS FROM TIME TO TIME OF
                         THE DEPOSITARY RECEIPTS DESCRIBED HEREIN
                                    IN RESPECT OF THE
                      % PRIDES, SERIES B CONVERTIBLE PREFERRED STOCK


                                          _______

                                     Deposit Agreement

                                          _______


                               Dated as of February   , 1994


                                     TABLE OF CONTENTS


                                                                       Page

               PARTIES . . . . . . . . . . . . . . . . . . . . . . .     1
               RECITALS  . . . . . . . . . . . . . . . . . . . . . .     1


                                         ARTICLE I

                                        DEFINITIONS

               Business Day  . . . . . . . . . . . . . . . . . . . .     1
               Certificate of Designations . . . . . . . . . . . . .     2
               Certificate of Incorporation  . . . . . . . . . . . .     2
               Common Stock  . . . . . . . . . . . . . . . . . . . .     2
               Company . . . . . . . . . . . . . . . . . . . . . . .     2
               Corporate Office  . . . . . . . . . . . . . . . . . .     2
               Deposit Agreement . . . . . . . . . . . . . . . . . .     2
               Depositary  . . . . . . . . . . . . . . . . . . . . .     2
               Depositary Share  . . . . . . . . . . . . . . . . . .     2
               Depositary's Agent  . . . . . . . . . . . . . . . . .     3
               Receipt . . . . . . . . . . . . . . . . . . . . . . .     3
               record holder . . . . . . . . . . . . . . . . . . . .     3
               Registrar . . . . . . . . . . . . . . . . . . . . . .     3
               Rights  . . . . . . . . . . . . . . . . . . . . . . .     3
               Securities Act  . . . . . . . . . . . . . . . . . . .     3
               Series B Preferred Stock  . . . . . . . . . . . . . .     3


                                        ARTICLE II

                  FORM OF RECEIPTS, DEPOSIT OF SERIES B PREFERRED STOCK,
                             EXECUTION AND DELIVERY, TRANSFER,
                           SURRENDER AND REDEMPTION OF RECEIPTS

               SECTION 2.01.  Form and Transferability
                              of Receipts  . . . . . . . . . . . . .     3
               SECTION 2.02. Deposit of Series B Preferred Stock; Execution and Delivery of Receipts
                              in Respect Thereof . . . . . . . . . .     5
               SECTION 2.03.  Redemption of Series B Preferred
                              Stock  . . . . . . . . . . . . . . . .     6
               SECTION 2.04.  Transfer of Receipts . . . . . . . . .     9
               SECTION 2.05.  Combination and Split-ups of Receipts      10
               SECTION 2.06.  Surrender of Receipts and Withdrawal
                              of Series B Preferred Stock  . . . . .     10



                                                                          2





               SECTION 2.07 Limitations on Execution and Delivery, Transfer, Split-up, Combination,
                              Surrender and Exchange of Receipts . .     11
               SECTION 2.08.  Lost Receipts, etc.  . . . . . . . . .     12
               SECTION 2.09.  Cancellation and Destruction of
                              Surrendered Receipts . . . . . . . . .     12
               SECTION 2.10.  Optional Conversion of Series B Preferred
                              Stock into Common Stock  . . . . . . .     12
               SECTION 2.11.  Mandatory Conversion of Series B Preferred
                              Stock into Common Stock  . . . . . . .     16


                                        ARTICLE III

                              CERTAIN OBLIGATIONS OF HOLDERS
                                OF RECEIPTS AND THE COMPANY

               SECTION 3.01.  Filing Proofs, Certificates and Other
                              Information  . . . . . . . . . . . . .     18
               SECTION 3.02.  Payment of Taxes or Other Governmental
                              Charges  . . . . . . . . . . . . . . .     19
               SECTION 3.03.  Representations and Warranties as to
                              Series B Preferred Stock . . . . . . .     19


                                        ARTICLE IV

                           THE SERIES B PREFERRED STOCK, NOTICES

               SECTION 4.01.  Cash Distributions . . . . . . . . . .     20
               SECTION 4.02.  Distributions Other Than Cash  . . . .     20
               SECTION 4.03.  Subscription Rights, Preferences or
                              Privileges . . . . . . . . . . . . . .     21
               SECTION 4.04.  Notice of Dividends, Fixing of Record
                              Date for Holders of Receipts . . . . .     22
               SECTION 4.05.  Voting Rights  . . . . . . . . . . . .     23
               SECTION 4.06.  Changes Affecting Series B Preferred
                              Stock and Reclassifications,
                              Recapitalizations, etc.  . . . . . . .     23
               SECTION 4.07.  Inspection of Reports  . . . . . . . .     24
               SECTION 4.08.  List of Receipt Holders  . . . . . . .     24

                                                                          3





                                         ARTICLE V

                              THE DEPOSITARY AND THE COMPANY

               SECTION 5.01.  Maintenance of Offices, Agencies,
                              Transfer Books by the Depositary, the
                              Registrar  . . . . . . . . . . . . . .     24
               SECTION 5.02.  Prevention of or Delay in Performance
                              by the Depositary, the Depositary's
                              Agents or the Company  . . . . . . . .     25
               SECTION 5.03. Obligations of the Depositary, the Depositary's Agents and the Company . 26
               SECTION 5.04.  Resignation and Removal of the
                              Depositary; Appointment of Successor
                              Depositary . . . . . . . . . . . . . .     28
               SECTION 5.05.  Corporate Notices and Reports  . . . .     29
               SECTION 5.06.  Deposit of Series B Preferred Stock
                              by the Company . . . . . . . . . . . .     29
               SECTION 5.07.  Indemnification by the Company . . . .     30
               SECTION 5.08.  Fees, Charges and Expenses . . . . . .     30


                                        ARTICLE VI

                                  AMENDMENT AND TERMINATION

               SECTION 6.01.  Amendment  . . . . . . . . . . . . . .     30
               SECTION 6.02.  Termination  . . . . . . . . . . . . .     31


                                        ARTICLE VII

                                       MISCELLANEOUS

               SECTION 7.01.  Counterparts   . . . . . . . . . . . .     32
               SECTION 7.02.  Exclusive Benefits of Parties  . . . .     32
               SECTION 7.03.  Invalidity of Provisions   . . . . . .     33
               SECTION 7.04.  Notices  . . . . . . . . . . . . . . .     33
               SECTION 7.05.  Depositary's Agents  . . . . . . . . .     34
               SECTION 7.06.  Holders of Receipts Are Parties  . . .     34
               SECTION 7.07.  Governing Law  . . . . . . . . . . . .     34
               SECTION 7.08.  Headings . . . . . . . . . . . . . . .     34

               TESTIMONIUM   . . . . . . . . . . . . . . . . . . . .     35
               SIGNATURES  . . . . . . . . . . . . . . . . . . . . .     35

               EXHIBIT A:  Form of Depositary Receipt



                                     DEPOSIT AGREEMENT


                                   DEPOSIT AGREEMENT dated as of
                              February [ ], 1994, among Bowater
                              Incorporated, a Delaware corporation, Trust
                              Company Bank, as depositary (the
                              "Depositary"), and all holders from time to time of Depositary Receipts executed and delivered hereunder.


                         WHEREAS, it is desired to provide, as hereinafter
               set forth in this Deposit Agreement, for the deposit of shares of ____% PRIDES, Series B Convertible Preferred Stock, par value $1 per share (the "Series B Preferred Stock") of the Company with the Depositary, as agent for the beneficial owners of the Series B Preferred Stock, for the purposes set forth in this Deposit Agreement and for the execution and delivery hereunder of the Receipts (as defined below) evidencing Depositary Shares (as defined below) in respect of the Series B Preferred Stock so deposited; and

                         WHEREAS, the Receipts are to be substantially in
               the form of the Depositary Receipt annexed as Exhibit A, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

                         NOW, THEREFORE, in consideration of the premises
               contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                         ARTICLE I

                                        DEFINITIONS

                         The following definitions shall apply to the
               respective terms (in the singular and plural forms of such terms) used in this Agreement and the Depositary Receipts:

                         "Business Day" shall mean any day other than a
               Saturday, a Sunday or a day on which commercial banking institutions in the City of New York, New York, or Atlanta, Georgia, are authorized or obligated by law or executive order to close.

                         "Certificate of Designations" shall mean the
               Certificate of Designations of the ___% PRIDES, Series B Convertible Preferred Stock, par value $1 per share, as filed with the Secretary of State of the State of Delaware, establishing and setting forth the rights, preferences, privileges and limitations of the Series B Preferred Stock.

                         "Certificate of Incorporation" shall mean the
               Restated Certificate of Incorporation, as amended from time to time, of the Company.

                         "Common Stock" shall mean the Common Stock, par
               value $1 per share, of the Company.

                         "Company" shall mean Bowater Incorporated, a
               Delaware corporation, and its successors.

                         "Corporate Office" shall mean the office of the
               Depositary in the city of Atlanta, Georgia, at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at One Park Place, Atlanta, Georgia.

                         "Deposit Agreement" shall mean this agreement, as
               the same may be amended, modified or supplemented from time to time.

                         "Depositary" shall mean Trust Company Bank, as
               Depositary hereunder, and any successor as depositary hereunder.

                         "Depositary Share" shall mean an interest in
               one-fourth of a share of the Series B Preferred Stock deposited with the Depositary hereunder and the same proportional interest in any and all other property received by the Depositary in respect of such share of Series B Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts executed and delivered hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Series B Preferred Stock represented by such Depositary Share, including the dividend, voting and liquidation rights contained in the Certificate of Designations, and to the benefits of all obligations of the Company under the Certificate of Designations.

                         "Depositary's Agent" shall mean an agent appointed
               by the Depositary as provided, and for the purposes specified, in Section 7.05.

                         "Receipt" or "Depositary Receipt" shall mean a
               Depositary Receipt executed and delivered hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form.

                         The term "record holder" as applied to a Receipt
               shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

                         "Registrar" shall mean any bank or trust company
               appointed to register Receipts as herein provided.

                         "Rights" shall mean the rights issuable under the
               Rights Agreement dated as of April 22, 1986, as amended, between the Company and The Bank of New York as successor Rights Agent to Morgan Guaranty Trust Company of New York, as Rights Agent, as such Agreement may be amended, modified or supplemented from time to time.

                         "Securities Act" shall mean the Securities Act of
               1933, as amended.

                         "Series B Preferred Stock" shall mean the ___%
               PRIDES, Series B Convertible Preferred Stock, par value $1 per share, of the Company.


                                        ARTICLE II

                  FORM OF RECEIPTS, DEPOSIT OF SERIES B PREFERRED STOCK,
                EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

                         SECTION 2.01.  Form and Transferability of
               Receipts.   Definitive Receipts shall be engraved or printed
               or lithographed with steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending preparation of definitive Receipts, the Depositary, upon the written order of the Company or any holder of Series B Preferred Stock, as the case may be, delivered for deposit in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are executed and delivered and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are executed and delivered, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the second to last paragraph of
               Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Series B Preferred Stock deposited hereunder, as definitive Receipts.

                         Receipts shall be executed by the Depositary by
               the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by the manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

                         Except as the Depositary may otherwise determine,
               Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their execution.

                         Receipts may be endorsed with or have incorporated
               in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Series B Preferred Stock or the Depositary Shares may be listed o5 to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Series B Preferred Stock or otherwise.

                         Title to any Receipt (and to the Depositary Shares
               evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, or other instrument satisfactory to the Depositary, shall be transferable by delivery; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary and the Company may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

                         SECTION 2.02.  Deposit of Series B Preferred
               Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Series B Preferred Stock may deposit shares of Series B Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the shares of Series B Preferred Stock to be deposited, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order directing the Depositary to execute and deliver to or upon the written order of the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Series B Preferred Stock.

                         If required by the Depositary, Series B Preferred
               Stock presented for deposit at any time, whether or not the register of holders of Receipts is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Series B Preferred Stock or to receive other property that any person in whose name the Series B Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Series B Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

                         Upon receipt by the Depositary of a certificate or
               certificates for the shares of Series B Preferred Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificates to the registrar and transfer agent of the Series B Preferred Stock for transfer and registration in the name of the Depositary or its nominee of the shares of Series B Preferred Stock being deposited. Deposited Series B Preferred Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office.

                         Upon receipt by the Depositary of a certificate or
               certificates for Series B Preferred Stock to be deposited hereunder, together with the other documents specified above, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02 a Receipt or Receipts for the number of whole Depositary Shares representing the Series B Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. In each case, delivery will be made only upon payment by such person to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Series B Preferred Stock.

                         The Company shall deliver to the Depositary from
               time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

                         SECTION 2.03. Redemption of Series B Preferred Stock. Whenever the Company shall elect to redeem shares of Series B Preferred Stock in accordance with the Certificate of Designations it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as

               Depositary notice of the date of such proposed redemption of the Series B Preferred Stock, which notice shall be given not less than 3 Business Days prior to the date the Depositary is to mail notice of the redemption to the record holders of Receipts, in the case of a redemption of all outstanding Depositary Shares, and not less than 10 calendar days prior to the date the Depositary is to mail notice of the redemption to the record holders of Receipts evidencing the Depositary Shares to be redeemed, in the case of a partial redemption of outstanding Depositary Shares, and be accompanied by a certificate from the Company stating that such redemption of the Series B Preferred Stock is in accordance with the provisions of the Certificate of Designations. Such notice shall be in addition to the notice required to be given for redemption pursuant to the Certificate of Designations. On the date of any such redemption of Series B Preferred Stock, provided that the Company shall then have deposited with the Depositary the shares of Common Stock as required pursuant to the Certificate of Designations to be delivered in exchange for the Series B Preferred Stock to be redeemed, the Depositary shall redeem (using the shares of Common Stock and any cash deposited with it) the number of Depositary Shares representing such redeemed Series B Preferred Stock.
               Subject to the penultimate sentence of this Paragraph, the Depositary shall mail, first class postage prepaid, notice of the redemption of Series B Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Series B Preferred Stock to be redeemed, not less than 15 and not more than 60 days prior to the date fixed for redemption of such Series B Preferred Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed;
               (iii) the number of shares of Common Stock deliverable upon redemption; (iv) the call price for the Depositary Shares;
               (v) the Optional Conversion Rate (calculated in accordance with paragraph 3 of the Certificate of Designations), together with a statement that all conversion rights with respect to Depositary Shares called for redemption will terminate immediately prior to the close of business on the date fixed for redemption; (vi) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (vii) that dividends in respect of the shares of Series B Preferred Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. Any such notices shall be mailed in the same manner as notices of redemption of the Series B Preferred Stock are required to be mailed pursuant to paragraph 3 of the Certificate of Designations and published in the same manner as notices of redemption of the Series B Preferred Stock are required to be published pursuant to said paragraph, if so required. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be) or by any other equitable method determined by the Depositary to be consistent with the method determined by the Board of Directors of the Company with respect to the Series B Preferred Stock.

                         Notice having been mailed and published by the
               Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Series B Preferred Stock to be redeemed by it, as set forth in the Company's notice provided for in the preceding paragraph), the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock upon redemption and cash for any fractional share amount) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed for shares of Common Stock and cash for any fractional share amount at a rate per Depositary Share equal to one-fourth of the number of shares of Common Stock (including fractional amounts) delivered upon redemption of a share of Series B Preferred Stock pursuant to the Certificate of Designations. The foregoing shall be subject further to the terms and conditions of the Certificate of Designations.

                         If fewer than all of the Depositary Shares
               evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the shares of Common Stock for the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                         To the extent that Depositary Shares are redeemed
               for shares of Common Stock and all of such shares of Common Stock cannot be distributed to the record holders of Receipts without creating fractional interests in such shares, the Depositary may, with the consent of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such shares of Common Stock at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution to such record holders that would otherwise receive fractional interests in such shares of Common Stock.

                         In the event that Depositary Shares are redeemed
               into shares of Common Stock and certificates evidencing Rights are issued or to be issued in connection therewith, such certificates shall be distributed in the same manner and to the same record holders receiving the shares of Common Stock associated with such Rights and fractional interests in Rights shall be subject to the same procedures set forth in the preceding paragraph for fractional shares of Common Stock.

                         Except with respect to a conversion of Depositary
               Shares which may occur pursuant to paragraph 3 of the Certificate of Designations, the Depositary shall not be required (a) to execute and deliver, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Series B Preferred Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the third paragraph of this Section 2.03.

                         SECTION 2.04. Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof at the Corporate Office or such other office as the Depositary may designate for such purpose, by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, or other instrument satisfactory to the Depositary, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person or persons entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

                         SECTION 2.05.  Combination and Split-ups of
               Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purposes of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not execute and deliver any Receipt evidencing a fractional Depositary Share.

                         SECTION 2.06.  Surrender of Receipts and
               Withdrawal of Series B Preferred Stock. Any holder of a Receipt or Receipts may withdraw any or all of the Series B Preferred Stock (but only in whole shares of Series B Preferred Stock) represented by the Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, or other instrument satisfactory to the Depositary, at the Corporate Office or such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the whole number of shares of Series B Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of whole Depositary Shares representing the whole number of shares of Series B Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such whole number of shares of

               Series B Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares. Delivery of the Series B Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title, and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

                         If the Series B Preferred Stock and the money and
               other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Series B Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Series B Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

                         The Depositary shall deliver the Series B
               Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

                         SECTION 2.07  Limitations on Execution and
               Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to
               it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Series B Preferred Stock being deposited or withdrawn or with respect to the Common Stock, Rights or other securities or property of the Company being issued upon conversion or redemption); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and

               (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the provisions of the Deposit Agreement.

                         The deposit of Series B Preferred Stock may be
               refused, the delivery of Receipts against Series B Preferred Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of holders of Receipts is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or (iii) with the approval of the Company, for any other reason.

                         SECTION 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided, however, that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary and (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

                         SECTION 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

                         SECTION 2.10. Optional Conversion of Series B Preferred Stock into Common Stock. Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole shares of Series B Preferred Stock represented by whole Depositary Shares evidenced by such Receipts into whole shares of Common Stock and cash for any fractional share amount at the conversion price then in effect for the Series B Preferred Stock pursuant to the Certificate of Designations as such conversion price may be adjusted by the Company from time to time as provided in the Certificate of Designations. Subject to the terms and conditions of this Deposit Agreement and the Certificate of Designations, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Series B Preferred Stock may surrender such Receipt or Receipts at the Corporate Office or at such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of whole shares of underlying Series B Preferred Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional share of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Depositary Shares represented by the Receipts so delivered.

                         Upon receipt by the Depositary of a Receipt or
               Receipts, together with notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares of Series B Preferred Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed, the Depositary shall instruct the Company (i) to cause the conversion of the number of whole shares of Series B Preferred Stock represented by the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) to cause the delivery to the holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the Series

               B Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted, and (ii) any money or other property to which the holder is entitled by reason of such conversion. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, that equals the excess of the number of Depositary Shares evidenced by the surrendered Receipt over the number of Depositary Shares evidenced by such Receipt that has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the Series B Preferred Stock for cancellation the shares of Series B Preferred Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted. Upon the delivery of the shares of Series B Preferred Stock to be cancelled due to such conversion by the Depositary to the Company, the Company shall deliver to the Depositary a certificate or certificates evidencing the number of shares of Series B Preferred Stock, if any, that equals the excess of the number of shares of Series B Preferred Stock evidenced by the surrendered certificate over the number of shares of Series B Preferred Stock evidenced by that certificate that has been so converted.

                         If Series B Preferred Stock shall be called by the
               Company for redemption, the Depositary Shares representing such Stock may be converted into Common Stock as provided in this Deposit Agreement until, but not after, the close of business on the Redemption Date unless the Company shall fail to deposit with the Depositary the shares of Common Stock and cash for any fractional share amounts required to redeem the Series B Preferred Stock held by the Depositary, in which case the Depositary Shares representing such Series B Preferred Stock may continue to be converted into Common Stock until, but not after, the close of business on the date on which the Company deposits with the Depositary such shares of Common Stock and cash for any fractional share amounts as are required by the Certificate of Designations to make full payment of the amounts payable upon such redemption. Upon receipt by the Depositary of a Receipt or Receipts, together with a properly completed and executed notice of conversion, representing any Series B Preferred Stock called for redemption, the shares of Series B Preferred Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion as of immediately prior to the close of business on the date of such receipt by the Depositary.

                         The record holder of Depositary Shares on any
               dividend payment record date established by the Depositary pursuant to Section 4.04 shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the conversion subsequent to such record date of the shares of Series B Preferred Stock to which such Depositary Shares relate. If a share of Series B Preferred Stock is converted between the record date with respect to any dividend payment on the Series B Preferred Stock and the corresponding dividend payment date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Series B Preferred Stock shall pay to the Depositary an amount equal to the dividend attributable to the current quarterly dividend period payable on such dividend payment date on the Depositary Shares represented by the Receipts being surrendered for conversion (except for Depositary Shares redeemed on a Redemption Date between such record date and dividend payment date). Any holder of Receipts on a dividend payment record date who (or whose transferee) surrenders the Receipts with instructions to the Depositary for conversion of the underlying Series B Preferred Stock on the corresponding dividend payment date will receive the dividend payable with respect to the Depositary Shares underlying such Receipts and will not be required to include payment of the amount of such dividend upon surrender of the Receipts for conversion.

                         Upon the conversion of any share of Series B
               Preferred Stock for which a request for conversion has been made by the holder of Depositary Shares representing such share, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and any cash payable on account of accrued dividends as provided herein and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.09 hereof.

                         No fractional shares of Common Stock shall be
               issuable upon conversion of Series B Preferred Stock underlying the Depositary Shares. If any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Series B Preferred Stock would be entitled to a fractional share of Common Stock upon such conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share as provided in the Certificate of Designations.

                         SECTION 2.11. Mandatory Conversion of Series B Preferred Stock into Common Stock. With respect to any Series B Preferred Stock on deposit with the Depositary as to which the Company has not exercised its right to redeem and the record holder has not exercised its right of optional conversion pursuant to the Certificate of Designations, the Depositary shall mail, first class postage prepaid, notice of the mandatory conversion of Series B Preferred Stock and the simultaneous mandatory conversion of the Depositary Shares representing the Series B Preferred Stock to be mandatorily converted, not less than 5 and not more than 15 days prior to the date fixed for mandatory conversion of such Series B Preferred Stock and Depositary Shares (the "Mandatory Conversion Date"), to all record holders of Receipts evidencing Depositary Shares who are of record on the date that is two Business Days prior to the date of mailing, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for mandatory conversion as to any record holder (whether or not such failure or defect affects such record holder). Each such notice shall state: (i) the Mandatory Conversion Date;
               (ii) that all outstanding Depositary Shares on the Mandatory Conversion Date will be mandatorily converted pursuant to the Certificate of Designations and this Agreement; (iii) the Common Equivalent Rate (determined in accordance with paragraph 3 of the Certificate of Designations); (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the mandatory conversion price; and (v) that dividends in respect of the shares of Series B Preferred Stock represented by the Depositary Shares to be mandatorily converted will cease to accumulate on the Mandatory Conversion Date.

                         On the Mandatory Conversion Date, all then
               outstanding shares of Series B Preferred Stock shall mandatorily convert into shares of Common Stock, cash for any fractional share amounts and the right to receive amounts in cash equal to all accrued and unpaid dividends on such shares of Series B Preferred Stock to the Mandatory Conversion Date (other than previously declared dividends payable to a holder of record as of a prior date), all as provided in and subject to paragraph 3 of the Certificate of Designations.

                         From and after the Mandatory Conversion Date, the
               Depositary Shares representing the shares of Series B Preferred Stock mandatorily converted shall be deemed no longer to be outstanding and all rights of the record holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock, any cash for accrued and unpaid dividends (other than previously declared dividends payable to a holder of record as of a prior date) and any fractional share amount deliverable or payable upon mandatory conversion or in connection therewith) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender, in accordance with said notice, of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be exchanged for shares of Common Stock and cash for any fractional share amount (and the right to receive cash for any accrued and unpaid dividends payable in connection therewith) at a rate per Depositary Share equal to one-fourth of the number (including fractional amounts) of shares of Common Stock (and one-fourth of the right to receive cash for any accrued and unpaid dividends) exchanged for each share of Series B Preferred Stock pursuant to the Certificate of Designations. The foregoing shall be subject further to the terms and conditions of the Certificate of Designations.

                         On or prior to the Mandatory Conversion Date, the
               Company shall deposit with the Depositary certificates for the shares of Common Stock and the cash for any fractional share amounts into which the shares of Series B Preferred Stock held by the Depositary shall mandatorily convert on the Mandatory Conversion Date, plus, subject to the Certificate of Designations, an amount in cash equal to all accrued and unpaid dividends on such shares of Series B Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to the Mandatory Conversion Date. Using such shares of Common Stock and cash, the Depositary shall deliver certificates for the appropriate number of shares of Common Stock and the appropriate amount of cash, without interest, to record holders who properly deliver their Receipts to the Depositary.

                         No fractional shares of Common Stock shall be
               issuable upon mandatory conversion of Series B Preferred Stock underlying the Depositary Shares. If any holder of Receipts surrendered to the Depositary for mandatory conversion of the underlying Series B Preferred Stock would be entitled to a fractional share of Common Stock upon such mandatory conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share as provided in the Certificate of Designations. To the extent that Depositary Shares are mandatorily converted into shares of Common Stock and all of such shares of Common Stock cannot be distributed to the record holders of Receipts without creating fractional interest in such shares, the Depositary may, with the consent of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such shares of Common Stock at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to Section 3.02, without interest, be distributed or made available for distribution to such record holders that would otherwise receive fractional interests in such shares of Common Stock.


                                        ARTICLE III

                              CERTAIN OBLIGATIONS OF HOLDERS
                                OF RECEIPTS AND THE COMPANY

                         SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Series B Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption, conversion, or exchange of any Receipt, the withdrawal of the Series B Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

                         SECTION 3.02.  Payment of Taxes or Other
               Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt, the Depositary Shares evidenced by such Receipt, the Series B Preferred Stock (or fractional interest therein) represented by such Depositary Shares or any transaction referred to in
               Section 4.06, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Receipt. Until such payment is made, transfer, redemption, conversion, or exchange of any Receipt or any withdrawal of the Series B Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution with respect to such Receipt or the Series B Preferred Stock represented by the Depositary Shares evidenced by such Receipt may be withheld and any part or all of the Series B Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency. The Depositary shall act as the withholding agent for any payments, distributions, and exchanges made with respect to the Depositary Shares and Receipts, and the Series B Preferred Stock, Common Stock, Rights or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely
               (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

                         SECTION 3.03. Representations and Warranties as to Series B Preferred Stock. Each person depositing Series B Preferred Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Series B Preferred Stock and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the Series B Preferred Stock and the execution and delivery of Receipts.


                                        ARTICLE IV

                           THE SERIES B PREFERRED STOCK, NOTICES

                         SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Series B Preferred Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to
               Section 4.04 such portions of such sum as are, as nearly as practicable, proportionate to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Series B Preferred Stock an amount on account of taxes or as otherwise required by law, regulation or court order, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

                         SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the Series B Preferred Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to
               Section 4.04 such portions of the securities or property received by it as are, as nearly as practicable, proportionate to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Company after consultation with the Depositary, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required by law, regulation or court order), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by
               Section 4.01 in the case of a distribution received in cash.

                         SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Series B Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct (including by the execution and delivery to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Receipts (by the execution and delivery of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws and the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto in accordance with the withholding and fractional amount provisions of Section 4.01.

                         If registration under the Securities Act of the
               securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold such securities, the Company shall promptly file a registration statement pursuant to the Securities Act with respect to such securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until notified by the Company in writing that such registration statement has become effective or that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

                         If any other action under the law of any
               jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                         SECTION 4.04. Notice of Dividends, Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Series B Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Series B Preferred Stock are entitled to vote or of which holders of Series B Preferred Stock are entitled to notice or (ii) any election on the part of the Company to call for redemption any shares of Series B Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Series B Preferred Stock) for the determination of the holders of Receipts (i) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or
               (ii) whose Depositary Shares are to be so redeemed.

                         SECTION 4.05. Voting Rights. Upon issuance of notice of any meeting at which the holders of Series B Preferred Stock are entitled to vote, the Company shall direct the Depositary, as soon as practicable thereafter, to mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to
               Section 4.04 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designations, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series B Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Series B Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series B Preferred Stock or cause such Series B Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Series B Preferred Stock represented by the Depositary Shares evidenced by such Receipt. After aggregating all voting Depositary Shares, the Depositary will disregard for voting purposes any fractional share of Series B Preferred Stock remaining.

                         SECTION 4.06.  Changes Affecting Series B
               Preferred Stock and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of Series B Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Series B Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited shares, other securities or other property so received in exchange for or upon conversion or in respect of such Series B Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited shares, other securities or other property.

                         SECTION 4.07.  Inspection of Reports.  The
               Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Series B Preferred Stock and made generally available to the holders of Series B Preferred Stock by the Company.

                         SECTION 4.08.  List of Receipt Holders.   Promptly
               upon request from time to time by the Company and at the Company's expense, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.


                                         ARTICLE V

                              THE DEPOSITARY AND THE COMPANY

                         SECTION 5.01.  Maintenance of Offices, Agencies,
               Transfer Books by the Depositary, the Registrar.   Upon
               execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain (i) at the Corporate Office, facilities for the execution and delivery, transfer, surrender and exchange, split-up and combination of Receipts and deposit and withdrawal of Series B Preferred Stock and
               (ii) at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Series B Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

                         The Depositary shall keep books at the Corporate
               Office for the registration and transfer of Receipts, which books during normal business hours shall be open for inspection by the record holders of Receipts, as provided by applicable law, and by the Company. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                         If the Receipts or the Depositary Shares evidenced
               thereby or the Series B Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc., the Depositary may, with the approval of the Company, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with the requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Series B Preferred Stock are listed on one or more other stock exchanges, the Company will, with the assistance of the Depositary, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Depositary Shares or such Series B Preferred Stock as may be required by law or applicable stock exchange regulations.

                         SECTION 5.02.  Prevention of or Delay in
               Performance by the Depositary, the Depositary's Agents or
               the Company.   Neither the Depositary nor any Depositary's
               Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designations or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

                         SECTION 5.03. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

                         Neither the Depositary nor any Depositary's Agent
               nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the Series B Preferred Stock, Depositary Shares, Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                         Neither the Depositary nor any Depositary's Agent
               nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of, or information from, legal counsel, accountants, any person presenting Series B Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                         The Depositary, its parent, affiliates,
               subsidiaries, officers, directors or employees and any Depositary's Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its officers may be interested or contract with or lend money to the Company or any of its affiliates or officers or otherwise act fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

                         It is intended that neither the Depositary nor any
               Depositary's Agent shall be deemed to be an "issuer" of securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Series B Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

                         Neither the Depositary (or its officers,
               directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Securities Act, the Series B Preferred Stock, the Depositary Shares, the Receipts (except for its countersignatures thereon) or any instruments referred to therein or herein (other than an instrument executed by the Depositary or Depositary's Agent), or as to the correctness of any statement made therein or herein or for the failure of the Company to comply with any covenants contained in this Agreement or the Receipts; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

                         The Depositary assumes no responsibility for the
               correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Series B Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the State of

               Georgia, with full power, authority and legal right under such laws to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

                         SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                         The Depositary may at any time be removed by the
               Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                         In case at any time the Depositary acting
               hereunder shall resign or be removed, the Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 45 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Series B Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts and such other records respecting the Receipts, the Depositary Shares and the Series B Preferred Stock as the successor shall require in order to perform its duties. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

                         Any corporation into or with which the Depositary
               may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

                         SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, and as directed by the Company transmit to the record holders of Receipts, in each case at the most recent address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Series B Preferred Stock, the Depositary Shares, or the Receipts are listed or by the Certificate of Incorporation and the Certificate of Designations to be furnished by the Company to holders of Series B Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

                         SECTION 5.06. Deposit of Series B Preferred Stock by the Company. Neither the Company nor any company controlled by the Company will at any time deposit any Series B Preferred Stock if such Series B Preferred Stock is required to be registered under the provisions of the

               Securities Act and no registration statement is at such time in effect as to such Series B Preferred Stock.

                         SECTION 5.07.  Indemnification by the Company.
               The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such person or persons.

                         SECTION 5.08. Fees, Charges and Expenses. No fees, charges and expenses of the Depositary or any Depositary's Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Deposit Agreement. If the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a Receipt or other person, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid from time to time upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses.


                                        ARTICLE VI

                                  AMENDMENT AND TERMINATION

                         SECTION 6.01.  Amendment.  The form of the
               Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose any fees, taxes or charges payable by holders of Receipts (other than taxes and other governmental charges, fees and other expenses provided for herein or in the Receipts), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.03, 2.06,
               2.07 and 2.10 and Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Series B Preferred Stock and all money and other property, if any, represented thereby, or to cause the conversion of the underlying Series B Preferred Stock into Common Stock and cash for any fractional share amount, except in order to comply with mandatory provisions of applicable law.

                         SECTION 6.02. Termination. Whenever so directed by the Company upon at least five Business Days' prior notice, the Depositary will terminate this Deposit Agreement, provided, that notice of such termination has been given by mailing notice of such termination to the record holders of all Receipts then outstanding at least
               30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.

                         If any Receipts shall remain outstanding after the
               date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except as hereinafter provided in this paragraph and except that the Depositary shall continue to collect dividends and other distributions pertaining to Series B Preferred Stock, shall sell rights, preferences, privileges or other property as provided in this Deposit Agreement and shall continue to deliver the Series B Preferred Stock and any money and other property represented by Receipts, without liability for interest thereon, upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Series B Preferred Stock then held hereunder at public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08. In the event this Deposit Agreement is terminated and a sufficient number of shares of Series B Preferred Stock remain outstanding, the Company hereby agrees to use its best efforts to list the underlying Series B Preferred Stock on the New York Stock Exchange, Inc. (unless the holders of a majority of the outstanding shares of Series B Preferred Stock shall consent to the Company not effecting such listing).


                                        ARTICLE VII

                                       MISCELLANEOUS

                         SECTION 7.01.  Counterparts.  This Deposit
               Agreement may be executed by the Company and the Depositary in separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

                         SECTION 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                         SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                         SECTION 7.04. Notices. Any notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by facsimile transmission confirmed by letter, addressed to the Company at 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602, Attention: Treasurer, with a copy to Corporate Secretary, or at any other place to which the Company may have transferred its principal executive office.

                         Any notices to be given to the Depositary
               hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

                         Any notices given to any record holder of a
               Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the most recent address of such record holder as it appears on the books of the Depositary or, if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                         Delivery of a notice sent by mail, or by telegram
               or telex or telecopier, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a facsimile transmission, telegram or telex) is deposited, postage prepaid, in a post office letter box.
               The Depositary or the Company may, however, act upon any facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

                         SECTION 7.05.  Depositary's Agents.  The
               Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

                         SECTION 7.06. Holders of Receipts Are Parties. Notwithstanding that holders of Receipts have not executed and delivered this Deposit Agreement or any counterpart thereof, the holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery of Receipts.

                         SECTION 7.07.  Governing Law.  This Deposit
               Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

                         SECTION 7.08. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.


                         IN WITNESS WHEREOF, Bowater Incorporated and Trust
               Company Bank have duly executed this agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts executed and delivered in accordance with the terms hereof.


                                                BOWATER INCORPORATED,


                                                By
                                                  ________________________
                                                  Name:
                                                  Title:

                                                TRUST COMPANY BANK,
                                                as Depositary,


                                                By
                                                  ________________________
                                                  Name:
                                                  Title:










                                                            EXHIBIT A




                                    DEPOSITARY RECEIPT
                                            FOR
                                    DEPOSITARY SHARES,
                        EACH REPRESENTING ONE-FOURTH OF A SHARE OF
                    ___% PRIDES, SERIES B CONVERTIBLE PREFERRED STOCK,
                                  par value $1 per share

                                            OF

                                   BOWATER INCORPORATED
                  (Incorporated under the Laws of the State of Delaware)


               No.                                        Depositary Shares


                                                          CUSIP


                         Trust Company Bank, as Depositary (the
               "Depositary"), hereby certifies that ___________________ is the registered owner of __________ Depositary Shares (the "Depositary Shares"), each Depositary Share representing one-fourth of a share of ___% PRIDES, Series B Convertible Preferred Stock, par value $1 per share (the "Series B Preferred Stock"), of Bowater Incorporated, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Series B Preferred Stock and held by the Depositary under the Deposit Agreement (as defined below). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Series B Preferred Stock represented thereby, including the dividend, voting, conversion, liquidation and other rights contained in the Certificate of Designations of the ___% PRIDES, Series B Convertible Preferred Stock, par value $1 per share, establishing the rights, preferences, privileges and limitations of the Series B Preferred Stock (the "Certificate of Designations"), copies of which are on file at the office of the Depositary at which at any particular time its business in respect of matters governed by the Deposit Agreement shall be administered, which at the time of the execution of the Deposit Agreement is located at One Park Place, Atlanta, Georgia (the "Corporate Office").

               THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE DESCRIPTION SET FORTH IN THIS RECEIPT, WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT. UNLESS EXPRESSLY SET FORTH IN THE DEPOSIT AGREEMENT, THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY UNDER THE DEPOSIT AGREEMENT OR OF THE DEPOSITARY SHARES OR RECEIPTS (EXCEPT FOR ITS COUNTERSIGNATURES THEREON), AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE RECEIPTS IN AND TO THE DEPOSITARY SHARES.

                         The Company will furnish to any holder of a
               Receipt without charge, upon request addressed to its executive office or the office of its transfer agent, a statement or summary of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of capital stock of the Company, and of each series of preferred stock of the Company authorized to be issued, so far as the same may have been fixed, and of the qualifications, limitations or restrictions of such preferences and/or rights.

                         This Depositary Receipt (the "Receipt") is
               continued on the reverse hereof and the additional provisions therein set forth for all purposes have the same effect as if set forth at this place.

               Dated:

               TRUST COMPANY BANK
                 Depositary and Registrar


               By
                 _________________________
                 Authorized Signatory

                                     [FORM OF REVERSE

                                  OF DEPOSITARY RECEIPT]


                         1. The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of February [ ], 1994 (the "Deposit Agreement") among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Corporate Office and at the office of any Agent of the Depositary) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

                         2. Definitions. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

                         3.  Redemption of Series B Preferred Stock.
               Whenever the Company shall elect to redeem shares of Series B Preferred Stock for shares of its Common Stock, par value $1.00 per share ("Common Stock"), in accordance with the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary the notice required by the Deposit Agreement. The Depositary shall mail, first class postage prepaid, notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Series B Preferred Stock to be redeemed, not less than 15 and not more than 60 days prior to the date fixed for redemption of such Series B Preferred Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the

               Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed;
               (iii) the number of shares of Common Stock deliverable upon redemption; (iv) the call price for the Depositary Shares;
               (v) the Optional Conversion Rate (calculated in accordance with paragraph 3 of the Certificate of Designations), together with a statement that all conversion rights with respect to the Depositary Shares called for redemption will terminate immediately prior to the close of business on the date fixed for redemption; (vi) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (vii) that dividends in respect of the shares of Series B Preferred Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. Any such notices shall be mailed in the same manner as notices of redemption of the Series B Preferred Stock are required to be mailed pursuant to paragraph 3 of the Certificate of Designations and published in the same manner as notices of redemption of the Series B Preferred Stock are required to be published pursuant to said paragraph, if so required. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be) or by any other equitable method determined by the Depositary to be consistent with the method determined by the Board of Directors of the Company with respect to the Series B Preferred Stock.

                         Notice having been mailed and published by the
               Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Series B Preferred Stock to be redeemed by it, as set forth in the Company's notice provided for above), the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock upon redemption and cash for any fractional share amount) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed for shares of Common Stock and cash for any fractional share amount at a rate per Depositary Share equal to one-fourth of the number of shares of Common Stock (including fractional amounts) delivered upon redemption of a share of Series B Preferred Stock pursuant to the Certificate of Designations. The foregoing shall be subject further to the terms and conditions of the Certificate of Designations and the Deposit Agreement.

                         If fewer than all of the Depositary Shares
               evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with shares of Common Stock for the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                         In the event that Depositary Shares are redeemed
               for shares of Common Stock and certificates evidencing Rights are issued or to be issued in connection therewith, such certificates shall be distributed in the same manner and to the same record holders receiving the shares of Common Stock associated with such Rights.

                         4. Surrender of Receipts and Withdrawal of Series B Preferred Stock. Upon surrender of this Receipt to the Depositary at the Corporate Office or such other offices as the Depositary may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery of, to or upon the order of such holder, any or all of the Series B Preferred Stock (but only in whole shares of Series B Preferred Stock) and any or all money and other property, if any, at the time represented by the Depositary Shares evidenced by this Receipt; provided, however, that, in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the whole number of shares of Series B Preferred Stock to be withdrawn, the Depositary shall, in addition to such whole number of shares of Series B Preferred Stock and such money and other property, if any, to be withdrawn, deliver, to or upon the order of such holder, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares.

                         5. Optional Conversion of Series B Preferred Stock into Common Stock. Subject to the terms and conditions of the Deposit Agreement and the Certificate of Designations, this Receipt may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole shares of Series B Preferred Stock represented by whole Depositary Shares evidenced hereby into whole shares of Common Stock and cash for any fractional share amount at the conversion price then in effect for the Series B Preferred Stock pursuant to the Certificate of Designations as such conversion price may be adjusted by the Company from time to time as provided in the Certificate of Designations.
               Subject to the terms and conditions of the Deposit Agreement and the Certificate of Designations, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Series B Preferred Stock may surrender such Receipt or Receipts at the Depositary's Office or at such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of whole shares of underlying Series B Preferred Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional share of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Depositary Shares represented by the Receipts so delivered.

                         If Series B Preferred Stock shall be called by the
               Company for redemption, the Depositary Shares representing such Series B Preferred Stock may be converted into Common Stock as provided in the Deposit Agreement until, but not after, the close of business on the Redemption Date unless the Company shall fail to deposit with the Depositary the shares of Common Stock and cash for any fractional share amounts required to redeem the Series B Preferred Stock, in which case the Depositary Shares representing such Series B Preferred Stock may continue to be converted into Common Stock until, but not after, the close of business on the date on which the Company deposits with the Depositary such shares of Common Stock and cash for any fractional share amounts as are required by the Certificate of Designations to make full payment of the amounts payable upon such redemption. Upon receipt by the Depositary of a Receipt or Receipts, together with a properly completed and executed notice of conversion, representing any Series B Preferred Stock called for redemption, the shares of Series B Preferred Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion as of immediately prior to the close of business on the date of such receipt by the Depositary.

                         6. Mandatory Conversion of Series B Preferred Stock into Common Stock. With respect to any Series B Preferred Stock on deposit with the Depositary as to which the Company has not exercised its right to redeem and the record holder has not exercised its right of optional conversion pursuant to the Certificate of Designations, the Depositary shall mail, first class postage prepaid, notice of the mandatory conversion of Series B Preferred Stock and the simultaneous mandatory conversion of the Depositary Shares representing the Series B Preferred Stock to be mandatorily converted, not less than 5 and not more than 15 days prior to the date fixed for mandatory conversion of such Series B Preferred Stock and Depositary Shares (the "Mandatory Conversion Date"), to all record holders of Receipts evidencing Depositary Shares who are of record on the date that is two Business Days prior to the date of mailing, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for mandatory conversion as to any record holder (whether or not such failure or defect affects such record holder). Each such notice shall state: (i) the Mandatory Conversion Date; (ii) that all outstanding Depositary Shares on the Mandatory Conversion Date will be mandatorily converted pursuant to the Certificate of Designations and the Deposit Agreement; (iii) the Common Equivalent Rate (determined in accordance with paragraph 3 of the Certificate of Designations); (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the mandatory conversion price; and (v) that dividends in respect of the shares of Series B Preferred Stock represented by the Depositary Shares to be mandatorily converted will cease to accumulate on the Mandatory Conversion Date.

                         On the Mandatory Conversion Date, all then
               outstanding shares of Series B Preferred Stock shall mandatorily convert into shares of Common Stock, cash for any fractional share amounts and the right to receive amounts in cash equal to all accrued and unpaid dividends on such shares of Series B Preferred Stock to the Mandatory Conversion Date (other than previously declared dividends payable to a holder of record as of a prior date), all as provided in and subject to paragraph 3 of the Certificate of Designations.

                         From and after the Mandatory Conversion Date, the
               Depositary Shares representing the shares of Series B Preferred Stock mandatorily converted shall be deemed no longer to be outstanding and all rights of the record holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock, any cash for accrued and unpaid dividends (other than previously declared dividends payable to a holder of record as of a prior date) and any fractional share amount deliverable or payable upon mandatory conversion or in connection therewith) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender, in accordance with said notice, of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be exchanged for shares of Common Stock and cash for any fractional share amount (and the right to receive cash for any accrued and unpaid dividends payable in connection therewith) at a rate per Depositary Share equal to one-fourth of the number (including fractional amounts) of shares of Common Stock (and one-fourth of the right to receive cash for any accrued and unpaid dividends) exchanged for each share of Series B Preferred Stock pursuant to the Certificate of Designations. The foregoing shall be subject further to the terms and conditions of the Certificate of Designations and the Deposit Agreement.

                         On or prior to the Mandatory Conversion Date, the
               Company shall deposit with the Depositary certificates for the shares of Common Stock and the cash for any fractional share amounts into which the shares of Series B Preferred Stock held by the Depositary shall mandatorily convert on the Mandatory Conversion Date, plus, subject to the Certificate of Designations, an amount in cash equal to all accrued and unpaid dividends on such shares of Series B Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to the Mandatory Conversion Date. Using such shares of Common Stock and cash, the Depositary shall deliver certificates for the appropriate number of shares of Common Stock and the appropriate amount of cash, without interest, to record holders who properly deliver their Receipts to the Depositary.

                         7. Transfers, Split-ups, Combinations. Subject to Paragraphs 8, 9 and 10 below, this Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary at the Corporate Office or such other offices as the Depositary may designate, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall sign and deliver a Receipt to or upon the order of the person entitled thereto, all as provided in and subject to the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not execute and deliver any Receipt evidencing a fractional Depositary Share.

                         8. Conditions to Signing and Delivery, Transfer, etc., of Receipts. Prior to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following:
               (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Series B Preferred Stock being deposited or withdrawn or with respect to Common Stock, Rights or other securities or property of the Company being issued upon conversion or redemption); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the Deposit Agreement. Any person presenting Series B Preferred Stock for deposit, or any holder of this Receipt, may be required to file such proof of information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption, conversion or exchange of any Receipt, the withdrawal of the Series B Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by this Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

                         9. Suspension of Delivery, Transfer, etc. The deposit of Series B Preferred Stock may be refused, the delivery of this Receipt against Series B Preferred Stock may be suspended, and the transfer, split-up, combination, surrender or exchange of this Receipt may be suspended
               (i) during any period when the register of holders of Receipts is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or (iii) with the approval of the Company, for any other reason. Except with respect to a conversion of Depositary Shares which may occur pursuant to paragraph 3 of the Certificate of Designations, the Depositary shall not be required (a) to execute and deliver, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Series B Preferred Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the second to last paragraph of Paragraph 3 above.

                         10.  Payment of Taxes or Other Governmental
               Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt, the Depositary Shares evidenced by this Receipt, the Series B Preferred Stock (or any fractional interest therein) represented by such Depositary Shares or any transaction referred to in Section 4.06 of the Deposit Agreement, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder hereof. Until such payment is made, transfer, redemption, conversion or exchange of this Receipt or any withdrawal of the Series B Preferred Stock or money and other property, if any, represented by the Depositary Shares evidenced by this Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Series B Preferred Stock or other property represented by the Depositary Shares evidenced by this Receipt may be sold for the account of the holder hereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

                         11. Amendment. The form of the Receipts and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose any fees, taxes or charges payable by holders of Receipts (other than taxes and other governmental charges, fees and other expenses provided for herein or in the Deposit Agreement), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. The holder of this Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Paragraphs 3, 4, 5, 6, 8, 9 and 10 hereof and of
               Sections 2.03, 2.06, 2.07, 2.10 and 2.11 and Article III of the Deposit Agreement, of the owner of the Depositary Shares evidenced by this Receipt to surrender this Receipt with instructions to the Depositary to deliver to the holder the Series B Preferred Stock and all money and other property, if any, represented hereby, or to cause the conversion of the underlying Series B Preferred Stock into Common Stock and cash for any fractional share amount, except in order to comply with mandatory provisions of applicable law.

                         12. Fees, Charges and Expenses. The Company will pay all fees, charges and expenses of the Depositary, except for taxes (including transfer taxes, if any) and other governmental charges and such charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Series B Preferred Stock, holders of Receipts or other persons.

                         13. Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby) when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in
               Section 2.04 of the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

                         14. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Series B Preferred Stock, the Depositary will, subject to the provisions of the Deposit Agreement, distribute such portions of such sum to record holders of Receipts as are, as nearly as practicable, proportionate to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Series B Preferred Stock an amount on account of taxes or as otherwise required by law, regulation or court order, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

                         15.  Subscription Rights, Preferences or
               Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Series B Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Receipts if the

               Company so directs in such manner as the Company shall instruct.

                         16. Notice of Dividends, Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Series B Preferred Stock, or the Depositary shall receive notice of (i) any meeting at which holders of Series B Preferred Stock are entitled to vote or of which holders of Series B Preferred Stock are entitled to notice or (ii) any election on the part of the Company to call for redemption any shares of Series B Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Series B Preferred Stock) for the determination of the holders of Receipts (i) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or
               (ii) whose Depositary Shares are to be so redeemed.

                         17. Voting Rights. Upon issuance of notice of any meeting at which the holders of Series B Preferred Stock are entitled to vote, the Company shall direct the Depositary, as soon as practicable thereafter, to mail to the record holders of Receipts a notice, which shall contain (i) such information as is contained in such notice of meeting,
               (ii) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 16 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designations, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series B Preferred Stock represented by their respective Depositary Shares, and
               (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Series B Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company has agreed to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series B Preferred Stock or cause such Series B Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Series B Preferred Stock represented by the Depositary Shares evidenced by such Receipt. After aggregating all voting Depositary Shares, the Depositary will disregard for voting purposes any fractional share of Series B Preferred Stock remaining.

                         18. Reports, Inspection of Transfer Books. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Series B Preferred Stock and made generally available to the holders of Series B Preferred Stock by the Company. The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books during normal business hours will be open for inspection by the record holders of Receipts as provided by applicable law.

                         19. Liability of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation of any governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designations or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

                         20.  Obligations of the Depositary, the
               Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability hereunder or under the Deposit Agreement to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

                         Neither the Depositary nor any Depositary's Agent
               nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Series B Preferred Stock, Depositary Shares, Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                         Neither the Depositary nor any Depositary's Agent
               nor the Company will be liable for any action or failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Series B Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.

                         21. Termination of Deposit Agreement. Whenever so directed by the Company upon at least five Business Days' prior notice, the Depositary will terminate the Deposit Agreement, provided, that notice of such termination has been given by mailing notice of such termination to the record holders of all Receipts then outstanding at least
               30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and
               5.08 of the Deposit Agreement.

                         If any Receipts remain outstanding after the date
               of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

                         22. Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

                         This Receipt shall not be entitled to any benefits
               under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed on behalf of the Company by the manual or facsimile signature of a duly authorized officer and executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized officer and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized officer.

               Dated:



                                             TRUST COMPANY BANK
                                             Depositary and Registrar


                                             By
                                                Authorized Officer



                                             BOWATER INCORPORATED


                                             By
                                                Authorized Officer


                                   NOTICE OF CONVERSION

                         The undersigned holder of this Receipt for
               Depositary Shares hereby irrevocably exercises the option to convert that number of whole shares of ___% PRIDES, Series B Convertible Preferred Stock of the Company represented by [
                     ] Depositary Shares into shares of Common Stock of the
               Company and cash for any fractional share amount in accordance with the terms of and subject to the conditions of the Series B Preferred Stock, including the Certificate of Designations in respect thereof, and the Deposit Agreement, and directs the Depositary to instruct the Company that the shares of Common Stock deliverable upon such conversion be registered in the name of, and delivered together with a check in payment for any fractional shares of Common Stock to, the undersigned unless a different name has been indicated below. If the shares of Common Stock are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer and similar taxes payable with respect thereto. If the number of whole shares of Series B Preferred Stock represented by the number of Depositary Shares set forth above is less than the number of shares of Series B Preferred Stock on deposit in respect of this Receipt, the undersigned directs that the Depositary execute and deliver to the undersigned, unless a different name is indicated below, a new Receipt evidencing Depositary Shares for the balance of such Series B Preferred Stock not to be converted.

               Dated:  _________________________



                             Signature:  _________________
                             NOTE: The signature on this notice of conversion must correspond with the name as written upon the face of this Receipt in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or participant in a signature guarantee program acceptable to the Depositary.

               Name: ______________________________________________________

               Address: ___________________________________________________
                           (Please print names and address of Registered Holder)


               Name: ______________________________________________________

               Address: ___________________________________________________
                           (Please indicate other delivery instructions, if
                            applicable)

                                        ASSIGNMENT

                         FOR VALUE RECEIVED, the undersigned hereby sells,
               assigns and transfers unto ____________ the within Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints ________________ his attorney, to transfer the same on the books of the within-named Depositary, with full power of substitution in the premises.


               Dated:                  Signature:  __________________________
                                     NOTE:  The signature on this assignment
                                     must correspond with the name as written upon the face of the Receipt in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or participant in a signature guarantee program acceptable to the Depositary.